B

CLASS B COMMON

CLASS B COMMON

SEE REVERSE FOR CERTAIN DEFINITIONS

TBS INTERNATIONAL LIMITED

INCORPORATED UNDER THE LAWS OF BERMUDA

This Certifies that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE CAPITAL OF

TBS International Limited (hereinafter called the "Company"), subject to the memorandum of association and the bye-laws of the Company and transferable in accordance therewith. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Company and the signatures of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED
WACHOVIA BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

TBS INTERNATIONAL LIMITED
BERMUDA
1997

Joseph E. Royce
CHIEF EXECUTIVE OFFICER

Ferdinand V. Lepere
CHIEF FINANCIAL OFFICER

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF MAY 6, 2005 TBS INTERNATIONAL LIMITED TSB 19578 FC Lot 2
SALES: J. NAPOLITANO 212-269-0339X14	Operator: Ron/Teresa
/ ETHER 19 / LIVE JOBS / T / TBS 19578 FC LOT 2	Rev. 4

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 7462 and PMS 311. Intaglio and undertint print in PMS 311.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

TBS INTERNATIONAL LIMITED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–..........................Custodian.........................
(Cust) (Minor)
under Uniform Gifts to Minors
Act.........................
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *shares*

represented by the within Certificate, and such shares are subject to the memorandum of association and the bye-laws of the Company and transferable in accordance therewith.

Dated ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.